Exhibit 3.1

OPERATING AGREEMENT

OF

HERBST GAMING, LLC

Dated as of December 31, 2010

OPERATING AGREEMENT
OF
HERBST GAMING, LLC

i

ii

iii

OPERATING AGREEMENT

OF

HERBST GAMING, LLC

This OPERATING AGREEMENT of HERBST GAMING, LLC, dated as of December 31, 2010, by and among the Members listed on Schedule A attached hereto (and each Member, by receipt of its membership interests of the Company pursuant to the terms of the Plan (as defined hereinafter), shall be deemed to be a party hereto).  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Section 2.1.

RECITALS

WHEREAS, Articles of Organization of the Company were filed with the Office of the Secretary of State of Nevada on March 29, 2010;

WHEREAS, in connection with the implementation of the plan of reorganization of Herbst Gaming, Inc. (“Old Herbst”) et al. under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) filed with the United States Bankruptcy Court for the District of Nevada under the caption “In Re Zante, Inc., Case No. 09-5076” (the “Plan”), an aggregate of 20,000,001 units of membership interests of the Company and $350,000,000 in aggregate principal amount of notes evidencing the Senior Secured Loan of the Company were issued to Old Herbst in exchange for all of the assets of Old Herbst;

WHEREAS, concurrently with the execution and delivery of this Agreement, Old Herbst is distributing the membership interests and senior secured loans of the Company that were issued to Old Herbst on a pro rata basis to the parties entitled thereto pursuant to the terms of the Plan; and

WHEREAS, in connection with the distribution of membership interests of the Company pursuant to the Plan, the Members have entered into this Operating Agreement on the terms and conditions herein set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and covenants contained herein, the parties hereto agree as follows:

ARTICLE 1.  FORMATION OF THE COMPANY

Section 1.1             Formation of the Company.  The Company was formed as a limited liability company under the Act by the filing of the Articles of Organization with the Office of the Secretary of State of Nevada on March 29, 2010.  The Company shall accomplish all filing, recording, publishing and other acts necessary or appropriate for compliance with all requirements for operation of the Company as a limited liability company under this Agreement and the Act and under all other laws of the State of Nevada and such other jurisdictions in which the Company determines that it may conduct business.

Section 1.2             Name.  The name of the Company is “HERBST GAMING, LLC”, as such name may be modified from time to time by the Board of Directors as it may deem advisable.

Section 1.3             Business of the Company.  Subject to the limitations on the activities of the Company otherwise specified in this Agreement, the purpose and business of the Company shall be the conduct of any business or activity that may be conducted by a limited liability company organized pursuant to the Act.

Section 1.4             Location of Principal Place of Business.  The location of the principal place of business of the Company shall be Las Vegas, Nevada or such other location as may be determined by the Board of Directors.  In addition, the Company may maintain such other offices as the Board of Directors may deem advisable at any other place or places within or without the State of Nevada.

Section 1.5             Registered Agent.  The registered agent for the Company shall be L and R Service Company of Nevada, LLC, 3993 Howard Hughes Parkway, Suite 600, Las Vegas, NV 89169 or such other registered agent as the Board of Directors may designate from time to time.

Section 1.6             Term.  The term of the Company commenced on the date of filing of the Articles, and shall be perpetual unless the Company is earlier dissolved and terminated in accordance with the provisions of this Agreement.

ARTICLE 2.   DEFINITIONS

Section 2.1             Definitions.  The following terms used in this Agreement shall have the following meanings.

“Act” means Chapter 86 of the NRS, as in effect on the date hereof and as it may be amended hereafter from time to time.

“Additional Member” has the meaning set forth in Section 8.12.

“Adjusted Capital Account” has the meaning set forth in Section 4.2(b).

“Affiliate” means, with respect to another Person, any Person directly or indirectly Controlling, Controlled by or under common Control with such other Person.  Notwithstanding the foregoing, in no event shall any Member or any of its Affiliates be deemed to be an Affiliate of any other Member or any of its Affiliates (other than the Company) solely by reason of such Member’s control of the Company. For purposes of the foregoing, “Control” means the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through ownership or voting of securities, by contract or otherwise.

“Agreement” means this Operating Agreement, as amended, modified or supplemented from time to time.

“Articles” means the Articles of Organization of the Company, as amended, modified or supplemented from time to time.

“Available Cash” means, at the time of any distribution, the excess of (a) all cash then held by the Company to the extent not otherwise required to pay Company expenses over (b) the amount of reserves established by the Company in accordance with Sections 5.3 and 5.4 and not otherwise required for ongoing operations under the Gaming Laws.

“Board of Directors” means the board of directors of the Company established pursuant to Section 8.3.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required to close in New York City, New York or the State of Nevada.

“Capital Account” means, with respect to each Member, the account established and maintained for such Member on the books of the Company in compliance with Regulation §§ 1.704-1(b)(2)(iv) and 1.704-2, as amended.  Subject to the preceding sentence, each Member’s Capital Account balance shall initially equal the amount of cash and the Contribution Value of any other property contributed by such Member, which initial Capital Account balance is set forth under the heading “Initial Capital Account Balance” on Schedule A attached hereto.  Throughout the term of the Company, each Capital Account will be (i) increased by the amount of (A) income and gains allocated to such Capital Account pursuant to Article 4 and (B) any cash and the Contribution Value of any other property subsequently contributed to such Capital Account, and (ii) decreased by the amount of (A) losses and deductions allocated to such Capital Account pursuant to Article 4 and (B) cash and the Distribution Value of any other property distributed or transferred from such Capital Account pursuant to Article 3, 5 or 10.

“Capital Contribution” means a contribution to the capital of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any succeeding law).

“Common Units” means, with respect to any Member, the Common Units representing a limited liability company interest in the Company as set forth opposite such Member’s name under the heading “Common Units” on Schedule A attached hereto.

“Company” means the limited liability company formed by the filing of the Articles and governed by this Agreement under the name “Herbst Gaming, LLC.”

“Contribution Value” means the Value of a Company asset contributed by a Member to the Company (net of liabilities secured by such contributed asset that the Company is treated as assuming or taking subject to).

“Control” has the meaning set forth in the definition of “Affiliate” in this Article 2.

“Corporate Conversion” has the meaning set forth in Section 7.12.

“Directors” means the members of the Board of Directors as provided in Article 8.

“Distribution Value” means the Value of a Company asset distributed to a Member by the Company (net of liabilities secured by such distributed asset that such Member is treated as assuming or taking subject to).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“Family Members” means, with respect to any natural Person, such Person’s spouse, children, parents and lineal descendants of such Person’s parents (in each case, natural or adopted).

“Family Trusts” means, with respect to any natural Person, a trust, limited partnership or limited liability company established solely for estate planning purposes benefiting solely such individual and/or the Family Members of such individual.

“Fiscal Year” has the meaning set forth in Section 6.4.

“Gaming Authorities” means the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Iowa Racing and Gaming Commission, the Missouri Gaming Commission and any agency of any sovereign entity, state, county, city or other political subdivision which has, or may at any time after the date of this Agreement have, jurisdiction over all or any portion of the gaming activities of the Company or any of the subsidiaries, or over ownership of an interest in an entity engaged in gaming activities, or any successor to any such authority.

“Gaming Laws” means the statutes, and all regulations adopted by any Gaming Authority as authorized by such statutes, in effect from time to time and pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming or the ownership or management thereof within any jurisdiction.

“Gaming License”  shall mean all licenses, consents, permits, approvals, authorizations, registrations, findings of suitability, franchises and entitlements issued by any Gaming Authority necessary for or relating to the conduct of activities or the ownership of an interest in an entity engaged in activities under the Gaming Laws.

“Gaming Properties” means those gaming businesses at any time owned and  operated by the Company which are subject to the Gaming Laws and the jurisdiction of any Gaming Authorities, including the Missouri Gaming Properties.

“Indemnified Party” has the meaning set forth in Section 8.10(a).

“Interest”, when used in reference to an interest in the Company, means the entire ownership interest of a Member in the Company at any particular time, including its interest in the capital, profits, losses and distributions of the Company.

“Liquidator” has the meaning set forth in Section 10.2(b).

“Majority-in-Interest of the Members” means, at any time, Members who hold a majority of the outstanding Common Units at such time.

“Member” means each of the Persons listed on Schedule A attached hereto, as well as each Substituted Member and each Additional Member.

“Missouri Gaming Properties” means Terrible’s St. Jo Frontier Casino and Terrible’s, Mark Twain Casino, which are subject to the jurisdiction of the Missouri Gaming Commission.

“Net Income” and “Net Loss” means, respectively, for any period, the income or loss of the Company for such period as determined in accordance with the method of accounting followed by the Company for Federal income tax purposes, including, for all purposes, any income exempt from tax and any expenditures of the Company which are described in Code Section 705(a)(2)(B); provided, however, that in determining Net Income and Net Loss and every item entering into the computation thereof, solely for the purpose of adjusting the Capital Accounts of the Members (and not for tax purposes), (i) any income, gain, loss or deduction attributable to the taxable disposition of any Company asset shall be computed as if the adjusted basis of such Company asset on the date of such disposition equaled its book value as of such date, (ii) if any Company asset is distributed in-kind to a Member, the difference between its Value and its book value at the time of such distribution shall be treated as gain or loss, and (iii) any depreciation, cost recovery and amortization as to any Company asset shall be computed by assuming that the adjusted basis of such Company asset equaled its book value determined under the methodology described in Regulation §1.704-1(b)(2)(iv)(g)(3); and provided, further, that any item (computed with the adjustments in the preceding proviso) allocated under Section 4.2 shall be excluded from the computation of Net Income and Net Loss.

“NRS” means the Nevada Revised Statutes as in effect on the date hereof and as amended from time to time.

“Percentage Interest” means, with respect to each Member, (x) the number of Common Units and Vested Profit Units held by such Member over (y) the aggregate number of Common Units and Vested Profit Units held by all Members.

“Permitted Transferee” means, with respect to any Person, (i) any other Person directly or indirectly owning, controlling or holding with power to vote 80% or more of the outstanding voting securities of and equity or beneficial interests in such Person, (ii) any other Person 80% or more of whose outstanding voting securities and equity or beneficial interests are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any other Person 80% or more of whose outstanding voting securities and equity or other beneficial interests are directly or indirectly owned, controlled or held with power to vote by any other Person directly or indirectly owning, controlling or holding with power to vote 80% or more of the outstanding voting securities and equity or other beneficial interests of such Person with whom affiliate status is being tested, (iv) any pledgee in connection with a pledge of all or any portion of such Person’s Interest pursuant to a bona fide loan transaction which creates a mere security interest, (v) in the case of a Member who is a natural person, any Family Trusts of such Person or, upon the death of such Person, in accordance with the terms of any will or the laws of descent or intestacy and (vi) any Member.

“Person” means any individual, partnership, limited liability company, association, corporation, trust or other entity.

“Presumed Tax Liability” means, with respect to each Member for any Fiscal Year, an amount equal to the product of (a) the amount of taxable income allocated by the Company to such Member for such Fiscal Year and (b) the Presumed Tax Rate.

“Presumed Tax Rate” means, for any Fiscal Year, the highest effective combined Federal, state and local income tax rate applicable during such Fiscal Year to a natural person residing in New York, New York, taxable at the highest marginal Federal income tax rate and the highest marginal income tax rates of the State of New York and the City of New York (after giving effect to the Federal income tax deduction for such state and local income taxes and taking into account the effects of Code Sections 67 and 68).

“Profit Units” means, with respect to each Member, the Profit Units held by such Member as set forth opposite such Member’s name under the heading “Profit Units” on Schedule A attached hereto.

“Regulation” means a Treasury Regulation promulgated under the Code.

“Securities” means any foreign or domestic “securities,” as defined in Section 2(a)(1) of the Securities Act of 1933, as amended, or Section 3(a)(10) of the Securities Exchange Act of 1934, as amended, and shall include common or preferred stocks, limited partnership interests, investment contracts, certificates of deposit, trade acceptances and trade claims, convertible securities, fixed income securities, notes or other evidences of indebtedness of other Persons, warrants, rights, synthetic securities, put and call options on any of the foregoing, other options related thereto, interests or participations therein or any combination of any of the foregoing.

“Substituted Member” means any Person admitted to the Company as a substituted Member pursuant to the provisions of Article 9.

“Tax Distribution” has the meaning set forth in Section 5.2.

“Tax Matters Partner” has the meaning set forth in Section 8.8.

“Taxable Members” has the meaning set forth in Section 4.2(g).

“Transfer,” “Transferee” and “Transferor” have the respective meanings set forth in Section 9.1.

“Value” of any asset of the Company, as the case may be, as of any date, means the fair market value of such asset, as the case may be, as of such date, as determined in good faith by the Board of Directors.

“Units” means Common Units and Profit Units representing limited liability company interests in the Company.

“Vested Profit Units” with respect to any Member means the number of Profit Units that have vested pursuant to the terms of the applicable membership incentive plan and equity incentive agreement or employment agreement between the Company and such Member.

“Void Transfer” has the meaning set forth in Section 9.1.

“Withdrawing Member” has the meaning set forth in Section 9.2(d).

Section 2.2             Rules of Interpretation.  Unless the context otherwise clearly requires:  (a) a term has the meaning assigned to it; (b) “or” is not exclusive; (c) wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter; (d) provisions apply to successive events and transactions; (e) all references in this Agreement to “include” or “including” or similar expressions shall be deemed to mean “including without limitation”; (f) all references in this Agreement to designated “Articles,” “Sections,” “paragraphs,” “clauses” and other subdivisions are to the designated Articles, Sections, paragraphs, clauses and other subdivisions of this Agreement, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, paragraph, clause or other subdivision; and (g) any definition of or reference to any agreement, instrument, document, statute or regulation herein shall be construed as referring to such agreement, instrument, document, statute or regulation as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).  This Agreement is among financially sophisticated and knowledgeable parties and is entered into by the parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party who prepared, or caused the preparation of, this Agreement or the relative bargaining power of the parties.  Wherever in this Agreement a Member or other Person is empowered to take or make a decision, direction, consent, vote, determination, election, action or approval, such Member or Person is entitled to consider, favor and further such interests and factors as it desires, including its own interests, and has no duty or obligation to consider, favor or further any other interest of the Company, any subsidiary of the Company or any other Member or Person. Wherever in this Agreement a Member is permitted or required to make a decision or determination or take an action in its “discretion” or its “judgment,” that means that such Member may take that decision in its “sole discretion” or “sole judgment.”

ARTICLE 3.  CAPITAL CONTRIBUTIONS

Section 3.1             Capital Contributions.

(a)           Each of the Members shall be deemed to have made a Capital Contribution to the Company in the amount designated as such Member’s “Initial Capital Contribution” on Schedule A attached hereto.

(b)           Any Additional Member admitted to the Company will be assigned such Percentage Interest (and the Percentage Interests of each other Member shall be reduced by the Percentage Interest of such Additional Member in proportion to their respective Percentage Interests) and will make such Capital Contributions, if any, as the Board of Directors deems appropriate.

(c)           Except as otherwise required by law or pursuant to this Section 3.1, no Member shall be required to make any additional Capital Contributions to the Company without the prior consent of such Member and the Board of Directors.  Except as otherwise required by law or pursuant to this Section 3.1, no Member shall be permitted to make any additional Capital Contributions to the Company without the prior consent of the Board of Directors.

Section 3.2             Interest on Capital Contributions.  No Member shall be entitled to interest on or with respect to any Capital Contribution.

Section 3.3             Withdrawal and Return of Capital Contributions.  Except as provided in this Agreement, no Member shall be entitled to withdraw any part of such Member’s Capital Contribution or to receive distributions from the Company.

Section 3.4             Form of Capital Contribution.  Unless otherwise approved by the Board of Directors, all Capital Contributions, other than the deemed Capital Contributions made pursuant to the Plan, shall be made in cash.

Section 3.5             Regulatory Approvals.  No Units shall be issued and no Percentage Interest shall be adjusted without the receipt of all approvals required under Gaming Laws.

ARTICLE 4.   ALLOCATION OF NET INCOME AND NET LOSS

Section 4.1             General.  Prior to the consummation of a Corporate Conversion, the Members agree to treat the Company as a partnership and the Members as partners for Federal income tax purposes and shall file all tax returns accordingly.  Except as provided in Section 4.2, so long as the Company is treated as a partnership for Federal Income tax purposes, Net Income or Net Loss, as the case may be, and each item of income, gain, loss and deduction entering into the computation thereof, for each Fiscal Year (or any other period that the Board of Directors deems appropriate) shall be allocated to the Members as follows:

(a)           Net Income shall be allocated to the Members as follows:

(i)            First, to the Members, up to an amount equal to the excess, if any, of (A) the aggregate amount of Net Loss allocated to the Members in all prior Fiscal Years pursuant to Section 4.1(b)(ii) over (B) the aggregate amount of Net Income allocated to the Members pursuant to this Section 4.1(a)(i) in all prior Fiscal Years, in proportion to each Member’s share of such excess of (A) over (B); and

(ii)           Thereafter, to the Members in proportion to their Percentage Interests.

(b)           Net Losses shall be allocated to the Members as follows:

(i)            First, to the Members, up to an amount of Net Loss equal to the excess of (A) all Net Income previously allocated to the Members pursuant to Section 4.1(a)(ii) over (B) all Net Loss previously allocated to the Members pursuant to this Section 4.1(b)(i); and

(ii)           Thereafter, to the Members in proportion to their Capital Account balances.

Section 4.2             Other Allocation Provisions.  So long as the Company is treated as a partnership for Federal Income tax purposes:

(a)           If during a Fiscal Year there is a net decrease in “partnership minimum gain” (within the meaning of Regulation § 1.704-2(d)) with respect to the Company, then there shall be allocated to each Member items of income and gain of the Company for such Fiscal Year (and, if necessary, for succeeding Fiscal Years) equal to such Member’s share of the net decrease in partnership minimum gain (within the meaning of Regulation § 1.704-2(g)(2)), subject to the exceptions set forth in Regulation §§ 1.704-2(f)(2) and (3), and to any exceptions provided by the Commissioner of the Internal Revenue Service pursuant to Regulation § 1.704-2(f)(5), provided, that if the Company has any discretion as to an exception provided pursuant to Regulation § 1.704-2(f)(5), the Board of Directors may exercise reasonable discretion on behalf of the Company.  The foregoing is intended to be a “minimum gain chargeback” provision as described in Regulation § 1.704-2(f) and shall be interpreted and applied in all respects in accordance with such Regulation.

If during a Fiscal Year there is a net decrease in partner nonrecourse debt minimum gain (as determined in accordance with Regulation § 1.704-2(i)(3)) with respect to the Company, then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Member with a share of such partner nonrecourse debt minimum gain (determined in accordance with Regulation § 1.704-2(i)(5)) as of the beginning of the Fiscal Year shall, subject to the exceptions set forth in Regulation § 1.704-2(i)(4), be allocated items of income and gain of such Fiscal Year for the Fiscal Year (and, if necessary, for succeeding Fiscal Years) equal to such Member’s share of the net decrease in the partner nonrecourse minimum gain.  The foregoing is intended to be the “chargeback of partner nonrecourse debt minimum gain” required by Regulation § 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with such Regulation.

(b)           If during any Fiscal Year a Member unexpectedly receives an adjustment, allocation or distribution described in Regulation § 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which causes or increases a deficit balance in such Member’s Adjusted Capital Account, there shall be allocated to such Member items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain of the Company for such Fiscal Year) in an amount and manner sufficient to eliminate such deficit as quickly as possible.  The foregoing is intended to be a “qualified income offset” provision as described in Regulation § 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with such Regulation.

A Member’s “Adjusted Capital Account”, at any time, shall equal the Member’s Capital Account at such time (x) increased by the sum of (A) the amount of the Member’s share of partnership minimum gain (as defined in Regulation §§ 1.704-2(g)(1) and (3)), (B) the amount of the Member’s share of partner nonrecourse debt minimum gain (as defined in Regulation § 1.704-2(i)(5)) and (C) any amount of the deficit balance in its Capital Account that the Member is treated as obligated to restore pursuant to Regulation § 1.704-1(b)(2)(ii)(c) and (y) decreased by reasonably expected adjustments, allocations and distributions described in Regulation §§ 1.704-1(b)(2)(ii)(d)(4), (5) and (6).  This definition shall be interpreted consistently with Regulation § 1.704-1(b)(2)(ii)(d).

(c)           Notwithstanding anything to the contrary in this Article 4:

(i)            losses, deductions, or expenditures subject to Code Section 705(a)(2)(B) that are attributable to a particular partner nonrecourse liability shall be allocated to the Member that bears the economic risk of loss for the liability in accordance with the rules of Regulation § 1.704-2(i); and

(ii)           losses, deductions, or expenditures subject to Code Section 705(a)(2)(B) that are attributable to partnership nonrecourse liabilities shall be allocated to the Members in proportion to their Percentage Interests.

(d)           (i)  Notwithstanding any provision of Section 4.1, no allocation of Net Loss shall be made to a Member if it would cause the Member to have a negative balance in its Adjusted Capital Account.  Allocations of Net Loss that would be made to a Member but for this Section 4.2(d)(i) shall instead be made to other Members pursuant to Section 4.1 to the extent not inconsistent with this Section 4.2(d)(i).  To the extent allocations of Net Loss cannot be made to any Member because of this Section 4.2(d)(i), such allocations shall be made to the Members in accordance with Section 4.1 notwithstanding this Section 4.2(d)(i).

(ii)           If any Member has a deficit in its Adjusted Capital Account, such Member shall be specially allocated items of Company income and gain in the amount of such deficit as rapidly as possible, provided, however, that an allocation pursuant to this Section 4.2(d)(ii) shall be made if and only to the extent that such Member would have a deficit in its Adjusted Capital Account after all other allocations provided for in this Agreement have been tentatively made as if this Section 4.2(d)(ii) were not in this Agreement.

(e)           To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to paragraph (b) or (d) of this Section 4.2 and such allocation is inconsistent with the way in which the same amount otherwise would have been allocated under Section 4.1, subsequent allocations under Section 4.1 shall be made, to the extent possible and without duplication, in a manner consistent with paragraph (a), (b), (c) or (d), which negate as rapidly as possible the effect of all such inconsistent allocations under said paragraph (b) or (d).

(f)            Except to the extent otherwise required by the Code and Regulations, if any Interest in the Company or part thereof is transferred in any Fiscal Year, the items of income, gain, loss, deduction and credit allocable to such Interest for such Fiscal Year shall be apportioned between the transferor and the transferee in proportion to the number of days in such Fiscal Year the Interest is held by each of them, except that, if they agree between themselves and so notify the Board of Directors within thirty days after the transfer, then at their option and expense, (i) all items or (ii) extraordinary items, including capital gains and losses, may be allocated to the Person who held the Interest on the date such items were realized or incurred by the Company.

(g)           If the Company is required to pay any amount of taxes (including withholding taxes) with respect to any of its income, such amount shall be allocated to the Members in the same manner as the income subject to such taxes is allocated, provided, however, that, to the extent that such amount is payable with respect to income allocable to some (but not all) of the Members (the “Taxable Members”), the Board of Directors shall (i) allocate such amount to the Taxable Members, and (ii) cause a distribution to be made to all Members other than the Taxable Members in a manner which takes into account the fact that their respective allocable shares of income are not subject to the same taxes.

(h)           Any allocations made pursuant to this Article 4 shall be made in the following order:

(i)            Section 4.2(a);

(ii)           Section 4.2(b);

(iii)          Section 4.2(c);

(iv)          Section 4.2(e);

(v)           Section 4.2(g); and

(vi)          Section 4.1, as modified by Section 4.2(d).

These provisions shall be applied as if all distributions and allocations were made at the end of the Fiscal Year.  Where any provision depends on the balance of a Capital Account of any Member, such Capital Account shall be determined after the operation of all preceding provisions for the year.  These allocations shall be made consistently with the requirements of Regulation § 1.704-2(j).

Section 4.3             Allocations for Income Tax Purposes.  The income, gains, losses, deduction and credits of the Company for any Fiscal Year ending on or prior to the consummation of a Corporate Conversion shall be allocated to the Members in the same manner as Net Income and Net Loss were allocated to the Members for such Fiscal Year pursuant to Sections 4.1 and 4.2; provided, however, that solely for Federal, state and local income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to any Company asset properly carried on the Company’s books at a value other than the tax basis of such Company asset shall be allocated in a manner determined in the discretion of the Board of Directors, so as to take into account (consistently with Code Section 704(c) principles) the difference between such Company asset’s book basis and its tax basis.

Section 4.4             Withholding.  The Company shall comply with withholding requirements under Federal, state and local law, as well as Gaming Laws, and shall remit amounts withheld to and file required forms with the applicable jurisdictions.  To the extent the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be, at the option of the Tax Matters Partner, either a distribution to or a demand loan by the Company to such Member in the amount of the withholding.  In the event of any claimed over-withholding, Members shall be limited to an action against the applicable jurisdiction.  If the amount was deemed to be a demand loan, the Company may, at its option, (a) at any time require the Member to repay such loan in cash or (b) at any time reduce any subsequent distributions by the amount of such loan.  Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.

ARTICLE 5.  DISTRIBUTIONS

Section 5.1             Distributions.  Subject to the provisions of Sections 5.2 and 5.3, the Company may, in the discretion of the Board of Directors, distribute Available Cash at the times and in amounts determined by the Board of Directors.  Any distribution made to the Members pursuant to this Section 5.1 shall be made in proportion to their respective Percentage Interests at the time of the distribution.

Section 5.2             Tax Distributions.  Subject to Section 5.3, for each Fiscal Year ending on or prior to the consummation of a Corporate Conversion, the Company may, in the discretion of the Board of Directors, during such Fiscal Year or within the first 90 days following such Fiscal Year or when such taxes become payable, distribute to each Member a distribution in an amount equal to such Member’s Presumed Tax Liability for such Fiscal Year (a “Tax Distribution”).  Any amount distributed to a Member pursuant to Section 5.1 with respect to a Fiscal Year shall reduce the amount distributable to such Member as a Tax Distribution for such Fiscal Year.  Any amount distributed pursuant to this Section 5.2 shall be deemed to be an advance distribution of amounts otherwise distributable to the Members pursuant to Section 5.1 and shall reduce the amounts that would subsequently otherwise be distributed to the Members pursuant to Section 5.1 in the order in which they would otherwise have been distributable.  The Company may distribute Tax Distributions on an estimated basis prior to the end of a Fiscal Year; provided that, in no event shall any Member otherwise be required to recontribute or otherwise return or repay any such Tax Distribution.

Section 5.3             Limitations on Distributions.

(a)           Anything to the contrary herein notwithstanding:

(i)            no distribution pursuant to this Agreement shall be made if such distribution would result in non-compliance with, or a violation of, the Act, applicable

Gaming Laws or any order of any Gaming Authority binding upon or to which the Company or its Subsidiaries are subject; and

(ii)           no distribution shall be made to any Member if, after giving effect to such distribution, such Member’s Adjusted Capital Account (without regard to clause (y) of the definition thereof) would be less than zero.

(b)           In the event that a distribution is not made as a result of the application of paragraph (a) of this Section 5.3, all amounts so retained by the Company shall continue to be subject to all of the debts and obligations of the Company. The Company shall make such distribution (with accrued interest actually earned thereon) as soon as such distribution would not be prohibited pursuant to this Section 5.3.

Section 5.4             Reserves.  The Company may establish reserves in such amounts and for such time periods as the Board of Directors determines reasonably necessary for estimated accrued Company expenses and any contingent or unforeseen Company liabilities.  When such reserves are no longer necessary, the balance may, at the discretion of the Board of Directors, be distributed to the Members in accordance with this Article 5.

ARTICLE 6.  BOOKS OF ACCOUNT, RECORDS
AND REPORTS, FISCAL YEAR

Section 6.1             Books and Records.  Proper and complete records and books of account shall be kept by the Company in which shall be entered fully and accurately all transactions and other matters relative to the Company’s business as are usually entered into records and books of account maintained by Persons engaged in businesses of a like character, including the Capital Account established for each Member.  The Company books and records shall be kept in a manner determined by the Board of Directors in its sole discretion to be most beneficial for the Company and in accordance with applicable Gaming Laws. The books and records shall at all times be maintained at the principal office of the Company.  Such records as are required to be maintained at other locations by applicable Gaming Laws shall be maintained at those locations and duplicates maintained at the principal office of the Company.  Such records as are required pursuant to Section 86.241 of the Act to be maintained by a limited liability company formed under the laws of the state of Nevada shall be open to the inspection and examination of the Members or their duly authorized representatives during reasonable business hours and upon reasonable advance notice at the sole cost and expense of the inspecting or examining Member so long as such information is not used for any reason other than communicating with other Members or enforcement of the rights of Members under this Agreement.  Any information obtained pursuant to this Section 6.1 shall be subject to the provisions of Section 13.1 hereof.  The Company shall maintain at its principal office and make available to any Member or any designated representative of any Member a list of names, addresses and Percentage Interests of all Members.

Section 6.2             Annual Reports.  Within 90 days after the end of each Fiscal Year, the Company shall send to each Person who was a Member at any time during such Fiscal Year a copy of Schedule K-1 to Internal Revenue Service Form 1065 (or any successor form) indicating such Member’s share of the Company’s income, loss, gain, expense and other items relevant for

Federal income tax purposes and corresponding analogous state and local tax forms; provided, however, that such 90-day period shall be reasonably extended to the extent it is not practicable to provide the materials specified in this Section 6.2 within 90 days following the end of a Fiscal Year.

Section 6.3             Financial Reports.  The Company shall deliver the following reports to each Member at the times specified below:

(a)           as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments, together with a management discussion and analysis of financial condition and results of operations for the period covered by such financial statements, including a comparison to the same period in the immediately preceding year; and

(b)           as soon as available and in any event within 105 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation and a management discussion and analysis of financial condition and results of operation for such fiscal year, including a comparison to the immediately preceding fiscal year;

provided, however, the obligations of the Company hereunder shall be deemed to have been satisfied by the filing of a quarterly report on Form 10-Q or an annual report on Form 10-K for the applicable period made by the Company with the Securities and Exchange Commission; and provided, further, that such periods shall be reasonably extended to the extent it is not reasonably practicable to provide the materials specified in this Section 6.3 as and when required by this Section 6.3.

Section 6.4             Fiscal Year.  The fiscal year of the Company (the “Fiscal Year”) shall be the calendar year; provided, however, that the last Fiscal Year of the Company shall end on the date on which the Company is terminated.

ARTICLE 7.  POWERS, RIGHTS AND DUTIES OF THE MEMBERS

Section 7.1             Limitations.  The Members of the Company shall be entitled to vote on the election of directors and such matters as would require the approval of shareholders of a corporation organized under Chapter 78 of the NRS.  Other than as set forth in this Agreement, the Members (other than those Members who are also members of the Board of Directors) shall not participate in the management or control of the Company’s business nor shall they transact any business for the Company, nor shall they have the power to act for or bind the Company, said powers being vested solely and exclusively in the Board of Directors.

Section 7.2             Annual Meeting.  The annual meeting of Members of the Company shall be held on such date, at such time and at such place as may be fixed by the Board of Directors.

Section 7.3             Special Meetings of Members.  Special meetings of the Members entitled to vote on any business to be considered at any such meeting may be called only by the Chairman of the Board, the Chief Executive Officer of the Company, or shall be called by the Secretary of the Company at the request of (x) the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then in office or (y) Members holding at least 10% of the outstanding Units.  The Board of Directors may designate the place of meeting for any meeting of the Members, and if no such designation is made, the place of meeting shall be the principal executive offices of the Company.

Section 7.4             Notice of Meetings.  Whenever Members are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by law, and except as to any Member duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than twenty (20) nor more than sixty (60) days before the date of the meeting to each Member entitled to vote at such meeting.  If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the Member at his or her address as it appears on the records of the Company.  Any scheduled meeting of the Members may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of Members.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting.  If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.

Section 7.5             Quorum.  Except as otherwise provided by law or by this Agreement, at any meeting of Members a Majority-in-Interest of Members, either present or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. The chairman of the meeting or a majority of the Percentage Interests so represented may adjourn the meeting from time to time, whether or not there is such a quorum.  No notice of the time and place of adjourned meetings need be given except as provided in the last paragraph of Section 7.3 of this Agreement.  The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

Section 7.6             Voting.  Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the Members entitled to vote.

Whenever any action, other than the election of directors, is to be taken by vote of Members at a meeting, it shall be authorized by a Majority-in-Interest of Members.  In addition to matters that require the approval of the Members pursuant to terms of this Agreement, the following actions by the Company shall require the prior approval of a Majority-in-Interest of Members:

(a)           The merger or consolidation of the Company with or into any Person (other than a wholly-owned subsidiary of the Company for purposes of changing the jurisdiction of formation of the Company or changing the form of entity to a corporation);

(b)           Sale of all or substantially all of the assets of the Company;

(c)           Issuance of Units, or securities convertible into or exercisable for Units, in any transaction or series of related transactions if the number of  Units to be issued is, or will be upon issuance, equal to or in excess of 20% of the outstanding Units of the Company prior to the proposed issuance of units or securities convertible into or exercisable for Units; provided that no such approval shall be required for (x) a bona fide public offering of Units for cash or any sale of Units or (y) the issuance of Units if each Member that is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Exchange Act of 1933, as amended, has been or will be offered the opportunity to purchase such number of Units as shall be necessary to permit such Member to maintain its Percentage Interest in the Company;

(d)           Issuance of, or adoption of any equity compensation plan that provides for the issuance of, Units, or securities convertible into or exercisable for Units, to directors, officers, employees or other service providers of the Company as compensation for services if the number of Units to be issued exceeds 5% of the outstanding Units of the Company prior to the proposed issuance of units or securities convertible into or exercisable for Units; and

(e)           Acquisition or disposition of assets with a fair market value in excess of 40% of the Value of the Company and its subsidiaries on a consolidated basis in any transaction or series of related transactions.

Each Member entitled to vote on any matter at any meeting of Members shall be entitled to one vote for each Common Unit held in the name of such Member, on the record date for the determination of the Members entitled to vote at the meeting.

Upon the demand of any Member entitled to vote, the vote for directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

Section 7.7             Proxies.  Each Member entitled to vote at a meeting of Members may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  Every proxy shall be signed by the Member or by his duly authorized attorney.  Such proxy must be filed with the Secretary of the Company or his or her representative at or before the time of the meeting and may only be revoked in writing.

Section 7.8             Notice of Member Nominations and Other Business

(A)          Annual Meetings of Members.

1.             Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the Members other than nominations of persons for election to the Board of Directors (“Other Business”) may be made at an annual meeting of Members only (a) by or at the direction of the Board of Directors or (b) subject to paragraph (C)(7) of this Section 7.8, by any Member of the Company who (x) complies with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) and (y) is a Member of record of Units entitled to vote at such meeting (and, with respect to any beneficial owner, if different, on whose behalf such nomination is made or such Other Business is proposed, only if such beneficial owner is the beneficial owner of Units entitled to vote at such meeting) both on the date such notice is delivered to the Secretary of the Company and on the date for the determination of Members entitled to vote at such meeting.  For purposes of this Section 7.8, any such Members or beneficial owner, any of their respective affiliates or associates (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”; references in this Section 7.8 to sections of or rules promulgated under the Exchange Act shall also include any successor provision thereto)), and any other person or entity with whom any of the foregoing either is acting in concert or has any agreement, arrangement or understanding, whether written or oral, in connection with the acquisition, holding, voting or disposition of the Units owned by such Member or beneficial owner, is referred to as a “Proposing Person”.

2.             For any nomination by a Member of the Company of persons for election to the Board of Directors or any proposal by a Member of Other Business, in either case, to be properly brought before an annual meeting pursuant to clause (1)(b) of this paragraph (A), the Member must have given timely notice thereof in writing to the Secretary of the Company and, in the case of the proposal of Other Business, such Other Business must be a proper subject for Member action at such meeting as reasonably determined by the Board of Directors.  To be timely, a Member’s notice must be delivered to the Secretary of the Company at the principal executive offices of the Company by the close of business on a day not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the Member to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a Member’s notice as set forth in the preceding sentence.  Such Member’s notice shall set forth:

(a)           as to each person whom the Member proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, together with such person’s written consent to being named as a nominee in a proxy statement filed pursuant to Regulation 14A under the Exchange Act and to serving as a director if elected, and any other information the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company;

(b)           as to any proposal of Other Business, a brief description of such Other Business, including the text of a resolution setting forth such Other Business, the reasons for bringing such Other Business before the meeting and any material interest in such Other Business on the part of (i) such Member, (ii) the beneficial owner, if any, on whose behalf the proposal is made, or (iii) each other Proposing Person; and

(c)           the following:

(i)            the name and address of (x) the Member giving the notice, as they appear on the Company’s books, (y) the beneficial owner, if any, on whose behalf the nomination or proposal of Other Business is made, and (z) each other Proposing Person;

(ii)           the number of Units which are owned beneficially and of record by any such Proposing Person;

(iii)          a description of any agreement, arrangement or understanding between or among such Member, beneficial owner or other Proposing Person and/or any other person or entity, in connection with such nomination or proposal of Other Business, and the name and address of any other person or entity known to any such Proposing Person to support such nomination or proposal of Other Business;

(iv)          a description of any option, warrant, convertible security, Unit appreciation right or any other similar right with an exercise or conversion privilege related to, or any settlement payment or mechanism at a price related to, or with a value derived in whole or in part from the value of, any Units, whether or not settled in cash or in securities of the Company or otherwise, owned beneficially by any such Proposing Person;

(v)           a description of any agreement, arrangement or understanding (including any derivative or synthetic arrangements, short positions, profits interests, swaps, hedging transactions or borrowed or loaned Units) that has been entered into or made by or on behalf of such Proposing Person, whether written or oral and whether or not settled in cash or in securities of the Company or otherwise, the effect or intent of which is to (I) mitigate loss to, manage risk of Unit price changes for or increase the voting power of any such Proposing Person, with respect to Units, (II) give economic risk similar to ownership of Units to any such Proposing Person, including due to the fact that the value of such agreement, arrangement or understanding is determined by reference to the price, value or volatility of Units, or (III) provide the opportunity to profit from any increase in the price or value of Units to any such Proposing Person;

(vi)          a description of any rights to dividends on the Units beneficially owned by any such Proposing Person that are separated or separable from the underlying Units;

(vii)         a description of any performance-related fees (other than an asset-based fee) to which any such Proposing Person is entitled based on any increase or decrease in the price or value of the Units or any interests described in subclause (ii), (iv), (v) or (vi) above, if any;

(viii)        a representation that such Member will update the information set forth in subclauses (i) through (vii) above as of the record date for the meeting by delivery of written notice to the Secretary of the Company at the principal executive offices of the Company no later than the close of business on the tenth (10th) day following the later of the record date or public announcement of the record date;

(ix)           a statement as to whether or not any such Proposing Person intends to deliver a proxy statement and/or form of proxy or otherwise to solicit proxies from Members of the Company in support of such nomination or proposal of Other Business; and

(x)            a representation that such Member (or a qualified representative of the Member) will appear in person at the annual meeting to bring such nomination or proposal of Other Business before the meeting.

3.             Notwithstanding anything in the second sentence of clause (2) of this paragraph (A) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Member’s notice required by paragraph (A)(2) of this Section 7.8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(B)                                Special Meeting of Members.

Nominations of persons for election to the Board of Directors and the proposal of Other Business to be considered by the Members may be made at a special meeting of Members only (a) by or at the direction of the Board of Directors or (b) subject to paragraph (C)(7) of this Section 7.8, by any Member of the Company who (x) complies with the notice procedures set forth in this paragraph (B) and (y) is a holder of record of Units entitled to vote at such meeting (and, with respect to any beneficial owner, if different, on whose behalf such nomination is made, only if such beneficial owner is the beneficial owner of Units entitled to vote at such meeting) both on the date such notice is delivered to the Secretary of the Company and on the date for the determination of Members entitled to vote at such meeting.  For any nomination by a Member of persons for election to the Board of Directors or any proposal by a Member of Other Business, in either case, to be properly brought before a special meeting, the Member must have given timely notice thereof in writing to the Secretary of the Company and, in the case of the proposal of Other Business, such Other Business must be a proper subject for Member action at such meeting as reasonably determined by the Board of Directors.  To be timely, a Member’s notice giving the information required by paragraph (A)(2) of this Section 7.8 must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the seventh (7th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a Member’s notice as set forth in the preceding sentence.

(C)                                General.

1.             Subject to subparagraph (7) of this paragraph (C), the procedures set forth in this Section 7.8 shall, in the case of Members of the Company, be the exclusive means for Members to submit nominations of persons for election to the Board of Directors or proposals of Other Business for consideration at an annual or special meeting of the Members.

2.             Except as otherwise provided by law, the Articles of Organization or this Section 7.8, the chairman of the meeting shall have the power and duty to determine whether any nomination or proposal of Other Business proposed to be brought before the meeting by any Member was made in accordance with the procedures set forth in this Section 7.8 and, if any proposed nomination or proposal of Other Business is determined by the chairman of the meeting not to be in compliance with this Section 7.8, to declare that such defective proposed nomination or proposal of Other Business shall be disregarded.

3.             Notwithstanding the foregoing provisions of this Section 7.8, unless otherwise required by law, if the Member (or a qualified representative of the Member) does not appear, in person, at the applicable meeting of Members of the Company to present a nomination of any person for election to the Board of Directors or proposal of Other Business that such Member is otherwise entitled to bring before such meeting in accordance with this Section 7.8, such nomination or proposal of Other Business, as the case may be, shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company.

4.             For purposes of this Section 7.8, (a) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (b) “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Company.

5.             All information contained in any notices delivered pursuant to clauses (2) or (3) of paragraph (A) of this Section 7.8, or paragraph (B) of this Section 7.8, shall be as of the date of any such notice.

6.             Notwithstanding any other provision of this Section 7.8, a Member shall also comply with all applicable requirements of the Act and the Exchange Act and the rules and regulations thereunder (other than Rules 14a-8 and 14a-11 thereunder ) in connection with nominations of persons for election to the Board of Directors and proposals of Other Business; provided, however, that any references in this Section 7.8 to the Exchange Act or the rules or regulations thereunder are not intended to, and shall not, limit the requirements contained in this Section 7.8 applicable to nominations of persons for election to the Board of Directors or proposals of Other Business by Members.

7.             Nothing in this Section 7.8 shall be deemed to affect any rights (i) of Members to request inclusion of any person as a nominee for election to the Board of Directors in the Company’s proxy statement pursuant to Rule 14a-11 under the Exchange Act, which nomination shall not be governed by this Section 7.8 if such nomination is included in the Company’s proxy statement pursuant to Rule 14a-11, or (ii) of Members to request inclusion of a proposal in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, which proposal shall not be governed by this Section 7.8 if such proposal is properly brought under Rule 14a-8 under the Exchange Act and is included in the notice of meeting given by or at the direction of the Board of Directors.

Section 7.9             Member Record Date.  In order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Units, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed by the Board of Directors, (l) the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (2) the record date for determining Members for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Only such Members as shall be Members of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of Units, or to participate in such action, as the case may be, notwithstanding any transfer of any Units on the books of the Company after any record date so fixed.

Section 7.10           Inspectors of Elections; Opening and Closing the Polls.  The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Company in other capacities, including, without limitation, as officers, employees, agents or representatives of the Company, to act at the meeting and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of Members, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of his or her ability.

The chairman of the meeting shall fix and announce at the meeting the time of the opening and the closing of the polls for each matter upon which the Members will vote at a meeting.

Section 7.11           List of Members.  At least ten (10) days before every meeting of Members, a complete list of the Members entitled to vote at the meeting shall be made available, arranged in alphabetical order, and showing the address of each Member and the number of Common Units.  Such list shall be open to the examination of any Member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

Section 7.12           Member Action by Written Consent.  Any action required or permitted to be taken by the Members of the Company at an annual or special meeting of the Members may be taken by any consent in writing by such Members.

Section 7.13           Liability.  Subject to the provisions of the Act, no Member shall be liable for the repayment, satisfaction or discharge of any Company liabilities in excess of the balance of such Member’s Capital Account.  No Member shall be personally liable for the return of any portion of the Capital Contributions (or any return thereon) of any other Member.

Section 7.14           Priority.  Except as otherwise provided in this Agreement, no Member shall have priority over any other Member as to Company allocations or distributions.

Section 7.15           Reorganization as a Corporation.  At the election of a Majority-in-Interest of Members or the Board of Directors, the Company shall take any and all action reasonably necessary to cause the Company to be reorganized as a corporation or taxed as a corporation (the “Corporate Conversion”), which action may include (i) amendments to the organizational documents of the Company that provide for a conversion of the Company to a corporation in accordance with Nevada law, (ii) electing to be treated as a corporation for tax purposes, (iii) a merger or consolidation of the Company with or into a corporation or (iv) a transfer of all or substantially all of the assets of the Company to a corporate successor.  In connection with a Corporate Conversion described in clause (i), (iii) or (iv) of the definition of Corporate Conversion, each of the Members shall receive shares (or other equity securities which, in the case of Profit Units, shall be stock, or equity securities that (subject to the satisfaction of any applicable vesting requirements) are convertible into or exercisable or exchangeable for stock) and other rights in connection with such Corporate Conversion (disregarding the tax treatment of such conversion or redemption, if applicable) substantially equivalent to such economic interest, governance, priority and other rights and privileges as such

Member has with respect to its Interests prior to such Corporate Conversion and are consistent with the rights and privileges attendant to such Interests as set forth in this Agreement as in effect immediately prior to such Corporate Conversion. To ensure that such rights and privileges are afforded to such Members in the organizational and other documents of the resulting corporation, Members shall, at the request of the Company, enter into a stockholders or similar agreement with such terms as are necessary and appropriate to reflect, with respect to the shares or other equity interests, if any, issued in connection with a Corporate Conversion, such rights and obligations as are provided for herein with respect to the Interests.

ARTICLE 8.  POWERS, RIGHTS AND DUTIES OF THE BOARD OF DIRECTORS

Section 8.1             Authority.  Subject to the limitations provided in this Agreement and except as specifically contemplated by this Agreement, the Board of Directors shall have exclusive and complete authority and discretion to manage the operations and affairs of the Company and to make all decisions regarding the business of the Company. Any action authorized by the Board of Directors shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Board of Directors as set forth in this Agreement.

Without limiting the foregoing and in addition to matters that require the approval of the Board of Directors pursuant to terms of this Agreement, the following actions shall require the approval of a majority of the members of the Board of Directors or a committee thereof:

(a)           Approval of the annual budget of the Company and its subsidiaries and modifications thereof, including expenditures in excess of previously approved budgeted amounts;

(b)           Modifications of the long-term business strategy or scope of business of the Company and its subsidiaries;

(c)           Incurrence by the Company or its subsidiaries of indebtedness for borrowed money in excess of $1,000,000, or such other amount as shall be determined by the Board of Directors, and granting liens to secure such indebtedness;

(d)           Election of officers of the Company and compensation of such officers;

(e)           Transactions by and between the Company or its subsidiaries, on the one hand, and any Affiliate of the Company, on the other;

(f)            Public offering of the membership interests of the Company or any corporate successor to the Company;

(g)           Acquisitions and dispositions of assets of the Company or its subsidiaries with a Value in excess of $1,000,000, or such other amount as shall be determined by the Board of Directors, in any transaction or series of related transactions;

(h)           Investments by the Company or its subsidiaries in any third party in excess of $1,000,000, or such other amount as shall be determined by the Board of Directors, in any transaction or series of related transactions;

(i)            The merger or consolidation of the Company any subsidiary of the Company with or into any Person;

(j)            Settlement by the Company or its subsidiaries of any pending or threatened lawsuit or claim for an amount in excess of $1,000,000, or such other amount as shall be determined by the Board of Directors;

(k)           The Company, pursuant to or within the meaning of Title 11 of the United States Code or any similar federal or state law for relief of debtors, commences any voluntary case, consents to the entry of an order for relief against it in any voluntary case, consents to the appointment of a receiver, trustee, assignee liquidator or similar official of it or for all or substantially all of its properties, or makes a general assignment for the benefit of its creditors; and

(l)            Entering into any contract or other agreement that requires the Company or its subsidiary to pay in excess of $1,000,000, or such other amount as shall be determined by the Board of Directors, in any twelve month period.

Section 8.2             Powers and Duties of the Board of Directors.  Except as otherwise specifically provided herein, the Board of Directors shall have all rights and powers of a “manager” under the Act, and shall have such authority, rights and powers in the management of the Company business to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement.

Section 8.3             Board of Directors.  A board of directors shall be established to manage the business and affairs of the Company in accordance with the following terms:

(a)           Appointment and Term of Directors; Vacancies.  The Board of Directors shall initially consist of five directors and may consist of one to nine directors as such number of directors shall be set from time to time by the Board of Directors.  The Board of Directors shall initially consist of Thomas Benninger, Scott Henry, Don Kornstein, David Ross and Michael Rumbolz. Directors shall be elected by a plurality of the votes of Common Units present in person or represented by proxy at the meeting of Members and entitled to vote on the election of directors. The members of the Board of Directors may designate a director to act as the Chairman of the Board who shall, among other things, preside over meetings of the Board of Directors.  Each director shall hold office from the time of his or her election or appointment until his or her resignation or removal.  A Majority-in-Interest of the Members may at any time with or without cause remove any director upon written notice to the Company.  Any director may resign at any time upon written notice to the Company.   Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.  Vacancies on the Board of Directors shall be filled by a majority of the remaining members of the Board of Directors even if such members do not constitute a quorum of the Board of Directors.  All appointments of directors to serve on the Board of Directors shall be subject to applicable Gaming Laws and Section 13.10(b) herein.  If any such Person is found unsuitable by a Gaming Authority he or she shall automatically be removed from such position.

(b)           Meetings. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Nevada.  Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.  The Board of Directors may fix times and places for regular meetings of the Board of Directors and no notice of such meetings need be given.  A special meeting of the Board of Directors shall be held whenever called by any director then in office, at such time and place as shall be specified in the notice or waiver thereof.  Notice of each special meeting shall be given by the person calling the meeting to each director personally or by faxing and telephoning the same not later than the twenty-four hours before the meeting.

(c)           Quorum and Voting. A whole number of directors equal to at least a majority of the entire Board of Directors, either present or represented by proxy, shall constitute a quorum for the transaction of business, but if there be less than a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time, provided that notice of adjournment and the time and place of the rescheduled meeting shall be given to all of the directors not then in attendance entitled to attend the meeting. Except as otherwise provided by this Agreement, the vote of a majority of the directors present at a meeting at which a quorum is present or at an adjourned meeting shall be the act of the Board of Directors.

(d)           Written Consent of Directors in Lieu of a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a majority of the members of the Board of Directors or of such committee, as the case may be, consents thereto in writing.

(e)           Resignation. Any director may resign at any time upon written notice to the Company.

(f)            Compensation. The members of the Board of Directors who are not employees of the Company or its subsidiaries may receive compensation for services to the Company in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

(g)           Committees of the Board of Directors.  The Board of Directors may from time to time designate one or more committees, each committee to consist of one or more directors of the Company.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company and may take any action required or permitted to be taken by the Board of Directors under this Agreement, including the issuance of additional Interests pursuant to Section 8.13.  Any such committee may adopt rules governing the method of calling and time and place of holding its meetings.  Unless otherwise provided by the Board of Directors, a majority of any such committee, either present or represented by proxy, shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do.  Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the entire Board.

Section 8.4             Officers, Agents and Employees.

(a)           Appointment and Term of Office.  The elected officers of the Company shall be designated by the Board of Directors and may include a Chief Executive Officer, a President, a Treasurer, a Secretary and one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers.  All officers of the Company appointed by the Board of Directors shall have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.  All such appointments of officers shall be subject to applicable Gaming Laws.  Except as may be prescribed otherwise by the Board of Directors or a committee thereof in a particular case, all such officers shall hold their offices at the pleasure of the Board of Directors for an unlimited term and need not be reappointed annually or at any other periodic interval.  If at any time an officer is found unsuitable by the Gaming Authorities, he or she shall automatically cease to be an officer of the Company.  Any action taken by an officer of the Company pursuant to authorization of the Board of Directors shall constitute the act of and serve to bind the Company.  Persons dealing with the Company are entitled to rely conclusively on authority of such officers set forth in the authorization of the Board of Directors.  Without limiting the generality of the foregoing, the Members and the Board of Directors hereby authorize and grant the Chief Executive Officer of the Company the power of attorney (i) to execute an IRS Form SS-4 on behalf of the Company and to take all actions necessary to obtain a federal employer identification number from the Internal Revenue Service, (ii) to execute the Articles and any application of authority to do business as a foreign limited liability company required by the Company to do business in a jurisdiction other than Nevada and to take all actions necessary in connection with the filing of such Articles or applications and (iii) to execute on behalf of the Company any certificate required to be filed in connection with the formation of a subsidiary of the Company and any application of authority to do business as a foreign limited liability company required by any such subsidiary to do business in a jurisdiction other than Nevada and to take all actions necessary in connection with the filing of such certificates or applications.

(b)           Chief Executive Officer.  The Chief Executive Officer shall be responsible for the general management of the affairs of the Company, shall make reports to the Board of Directors and the Members and shall perform all duties incidental to such office as are properly required by the Board of Directors.  Except where by law the signature of the President is required, the Chief Executive Officer shall possess the same power as the President to sign all certificates, contracts and other instruments of the Company which may be authorized by the Board of Directors.  The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

(c)           President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Company’s business and general supervision of its policies and affairs.  The President shall, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer. The President may sign, alone or with the Secretary or any other proper officer of the Company authorized by the Board of Directors, certificates, contracts and other instruments of the Company as authorized by the Board of Directors.

(d)           Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.  In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President.

(e)           Treasurer. The Treasurer shall have charge of all funds and securities of the Company, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Company in such banks or depositaries as the Board of Directors may authorize.  He or she may endorse all commercial documents requiring endorsements for or on behalf of the Company and may sign all receipts and vouchers for payments made to the Company.  He or she shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.

(f)            Secretary. The Secretary shall record all the proceedings of the meetings of the Members and directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of directors in lieu of a meeting.  He or she shall attend to the giving and serving of all notices of the Company.  He or she shall have custody of the seal of the Company and shall attest the same by his or her signature whenever required.  He or she shall have charge of the ledger of Members and such other books and papers as the Board of Directors may direct, but he or she may delegate responsibility for maintaining the ledger of Members to any transfer agent appointed by the Board of Directors.  He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the President or the Board of Directors.

(g)           Assistant Treasurers.  In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer.

An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

(h)           Assistant Secretaries.  In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary.  An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

(i)            Resignation and Removal.  Any officer may resign at any time upon written notice to the Company.  Any officer, agent or employee of the Company may be removed by the Board of Directors, or by a duly authorized committee thereof, with or without cause at any time.  The Board of Directors or such a committee thereof may delegate such power of removal as to officers, agents and employees not appointed by the Board of Directors or such a committee.

(j)            Compensation. The compensation of the officers of the Company shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his or her control.

Section 8.5             Company Funds.  Company funds shall be held in the name of the Company and shall not be commingled with those of any other Person.  Company funds shall be used only for the business of the Company.

Section 8.6             Other Activities and Competition.  The members of the Board of Directors shall not be required to manage the Company as their sole and exclusive function.  The members of the Board of Directors may engage in or possess any interests in business ventures and may engage in other activities of every kind and description independently or with others in addition to those relating to the Company. Each Member authorizes, consents to and approves of such present and future activities by such Persons. Neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to other ventures or activities of the members of the Board of Directors or to the income or proceeds derived therefrom.

Section 8.7             Exculpation.  No director, officer, agent or employee of the Company shall be personally liable for the return of any portion of the Capital Contributions (or any return thereon) of any Member.  The return of such Capital Contributions (or any return thereon) shall be made solely from the Company’s assets.  No director, officer, agent or employee of the Company shall be required to pay to the Company or to any Member any deficit in the Capital Account of any Member upon dissolution of the Company or otherwise.  No Member shall have the right to demand or receive property other than cash for its Interest in the Company.  No director, officer, agent or employee of the Company shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any loss incurred as a result of any act or failure to act by such Person on behalf of the Company unless such loss is finally determined by a court of competent jurisdiction to have resulted solely from such Person’s fraud, willful misconduct or gross negligence.

Section 8.8             Tax Matters Partner.

(a)           For purposes of Code Section 6231(a)(7), the “Tax Matters Partner” shall be a Member designated by the Board of Directors.  The Tax Matters Partner shall keep the Board of Directors fully informed of any inquiry, examination or proceeding, including, without limitation, promptly notifying Board of Directors of the beginning and completion of an administrative proceeding involving the Company promptly upon such notice being received by the Tax Matters Partner.  Pursuant to Section 6223(c) of the Code, upon receipt of notice from the Internal Revenue Service (the “IRS”) of the beginning of an administrative proceeding with respect to the Company, the Tax Matters Partner shall furnish the IRS with the name, address and Interests of each of the Members; provided, however, that such information is provided to the Tax Matters Partner by the Members.  No Member shall be required to be the Tax Matters Partner unless such Member agrees to act as such.

(b)           The Tax Matters Partner shall not take any material action without the prior written consent of the Board of Directors.  Without limiting the generality of the foregoing, the Tax Matters Partner shall not, without the prior written consent of the Board of Directors, be permitted to:

(i)            enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of the Company items required to be taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”);

(ii)           in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “final adjustment”) is mailed to the Tax Matters Partner, seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Company’s principal place of business is located;

(iii)          file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(iv)          enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

(v)           take any other action on behalf of the Members in connection with any tax audit or judicial review proceeding.

(c)           The Tax Matters Partner shall receive no compensation for its services.  All third-party costs and expenses incurred by the Tax Matters Partner in performing its duties as such (including legal and accounting fees and any out-of-pocket expenses) shall be borne by the Company.  Nothing herein shall be construed to restrict the Company from engaging an accounting firm or other experts or consultants to assist the Tax Matters Partner in discharging its duties hereunder.

Section 8.9             Indemnification of the Board of Directors, Officers and Agents.

(a)           The Company shall indemnify and hold harmless the directors, managers, officers, agents and employees of the Company and the Tax Matters Partner and each of its directors, officers, agents, employees, shareholders, partners and members (each, an “Indemnified Party”) from and against any loss, expense, damage or injury suffered or sustained by them, by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Company or in furtherance of the interests of the Company, whether occurring or arising prior to, on or after the date of this Agreement, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claims are based were not a result of fraud, gross negligence or willful misconduct by such Indemnified Party.  Any indemnification pursuant to this Section 8.9 shall only be from the assets of the Company.

(b)           Expenses (including attorneys’ fees) incurred by an Indemnified Party in a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided that if an Indemnified Party is advanced such expenses and it is later determined that such Indemnified Party was not entitled to indemnification with respect to such action, suit or proceeding, then such Indemnified Party shall reimburse the Company for such advances.

Section 8.10           Expenses.  The Company shall pay for all expenses incurred in connection with the operation of the Company’s business.  The Members, directors, officers, agents or employees of the Company shall be entitled to receive out of Company funds reimbursement of all Company expenses expended by such Persons.

Section 8.11           Standard of Care.  Notwithstanding anything to the contrary herein, the members of the Board of Directors shall owe the same fiduciary duties to the Members that a director of a Nevada corporation owes to the shareholders of such corporation.

Section 8.12           Additional Units; Additional Members.

(a)           The Company may, at the discretion of the Board of Directors or a committee thereof, and subject to the receipt of all required Gaming Licenses under Gaming Laws, issue additional Units at any time and from time to time to any Person for any amount of consideration, if any, as determined by the Board of Directors or such committee and, subject to paragraphs (b), (c) and (d) of this Section 8.12, admit such Person as an Additional Member with all of the rights and obligations of a Member under this Agreement. Notwithstanding the foregoing, in no event shall the Company issue non-voting Units to the extent prohibited by Section 1123(a)(b) of the Bankruptcy Code.  Each Additional Member’s Capital Account balance shall initially equal the amount of cash, or the value of any property contributed by such

Member and, if no cash is contributed to the Company by such Member, such Additional Member’s Capital Account balance shall initially equal zero.

(b)           Notwithstanding the provisions of Section 8.12(a), no Person may be admitted as an Additional Member if such admission would cause the Company to be treated as an association taxable as a corporation for Federal income tax purposes, cause the Company to be treated as a “publicly traded partnership” within the meaning of Code Section 7704, violate or cause the Company to violate any applicable Federal, state or foreign law, rule or regulation including, without limitation, the Securities Act of 1933, as amended, or any other applicable Federal, state or foreign securities laws, rules or regulations, cause the Company to be an investment company required to be registered under the Investment Company Act of 1940, as amended, or cause some or all of the Company’s assets to be “plan assets” or the trading and investment activity of the Company to be subject to ERISA and/or Section 4975 of the Code.

(c)           Notwithstanding the provisions of Section 8.12(a), no Units may be issued and no Person may be admitted as an Additional Member unless he has been found suitable to hold Units of the Company by all applicable Gaming Authorities in circumstances where such approval is required.

(d)           Each Additional Member shall execute such documentation as required by the Board of Directors pursuant to which such Additional Member agrees to be bound by the terms and provisions of this Agreement.  Each Person desiring to become an Additional Member shall be admitted to the Company upon the approval of the Board of Directors or a committee thereof and the delivery of a counterpart signature page to this Agreement that has been duly executed and delivered to the Company and any other documentation required by the Board of Directors or such committee.  The Company shall reflect each admission authorized under this Section 8.12 by preparing an amendment to this Agreement (including, without limitation, an amendment to Schedule A attached hereto), dated as of the date of such admission, to reflect such admission.

ARTICLE 9.  TRANSFERS OF INTEREST BY MEMBERS

Section 9.1             General.  No Member may sell, assign or in any manner dispose of, including as a result of the exercise of remedies pursuant to any pledge, security interest or encumbrance, all or a portion of its Interest in the Company (the commission of any such act being referred to as a “Transfer,” any person who effects a Transfer being referred to as a “Transferor” and any person to whom a Transfer is effected being referred to as a “Transferee”) except in accordance with the terms and conditions set forth in this Article 9.  No Transfer of an Interest in the Company shall be effective until such time as all requirements of this Article 9 in respect thereof have been satisfied and, if consents, approvals or waivers are required by the Board of Directors or an officer of the Company designated by the Board of Directors, all of same shall have been confirmed in writing by the Board of Directors or such officer designated by the Board of Directors.  No Transfer of an Interest in the Company shall be effective without the compliance with all requirements of Gaming Laws applicable to the transfer, including, if applicable, receipt of all Gaming Licenses required under applicable Gaming Laws.  Any Transfer or purported Transfer of an Interest in the Company not made in accordance with this Agreement (a “Void Transfer”) shall be null and void and of no force or effect whatsoever.  Any amounts otherwise distributable under Article 5 or Article 10 in respect of an Interest in the Company that has been the subject of a Void Transfer may be withheld by the Company until the Void Transfer has been rescinded, whereupon the amount withheld (after reduction by any damages suffered by the Company attributable to such Void Transfer) shall be distributed without interest.

Section 9.2             Transfer of Interest of Members.

(a)           So long as the Company is taxed as a partnership for Federal income tax purposes, no Member may Transfer all or any portion of its Interest in the Company to any Person without the consent of the Board of Directors or an officer of the Company designated by the Board of Directors, which shall not be unreasonably withheld or delayed; provided, that, subject to Section 9.3, a Member may Transfer all or a portion of its Common Units in the Company to one or more of its Permitted Transferees without the consent of the Board of Directors.

(b)           The Transferee of a Member’s Interest in the Company may be admitted to the Company as a Substituted Member upon the prior consent of the Board of Directors.  Unless a Transferee of a Member’s Interest in the Company is admitted as a Substituted Member under this Section 9.2(b), it shall have none of the powers of a Member hereunder and shall have only such rights of an assignee under the Act as are consistent with this Agreement. No Transferee of a Member’s Interest shall become a Substituted Member unless such Transfer shall be made in compliance with Sections 9.2(a) and 9.3.

(c)           Upon the Transfer of the entire Interest in the Company of a Member and effective upon the admission of its Transferee as a Member, the Transferor shall be deemed to have withdrawn from the Company as a Member.

(d)           Upon the death, dissolution, resignation or withdrawal in contravention of Section 10.1, or the bankruptcy of a Member (the “Withdrawing Member”), the Company shall have the right to treat such Member’s successor(s)-in-interest as assignee(s) of such Member’s Interest in the Company, with none of the powers of a Member hereunder and with only such rights of an assignee under the Act as are consistent with this Agreement.  For purposes of this Section 9.2(d), if a Withdrawing Member’s Interest in the Company is held by more than one Person (for purposes of this clause (d), the “Assignees”), the Assignees shall appoint one Person with full authority to accept notices and distributions with respect to such Interest in the Company on behalf of the Assignees and to bind them with respect to all matters in connection with the Company or this Agreement.

(e)           Upon request of the Company, each Member agrees to provide to the Company information regarding its adjusted tax basis in its Interests along with documentation substantiating such amount, and any other information, documentations and certifications necessary for the Company to comply with Section 743 of the Code and the Treasury Regulations thereunder.

(f)            The Company shall reflect each Transfer and admission authorized under this Article 9 (including any terms and conditions imposed thereon by the Board of Directors or an officer of the Company designated by the Board of Directors) by preparing an amendment to this Agreement, dated as of the date of such Transfer, to reflect such Transfer or admission.

Section 9.3             Further Requirements.  In addition to the other requirements of Section 9.2, and unless waived in whole or in part by the Board of Directors or an officer of the Company designated by the Board of Directors, no Transfer of all or any portion of an Interest in the Company may be made unless the following conditions are met:

(a)           The Transferor shall have delivered to the Company a fully executed copy of all documents relating to the Transfer, executed by both the Transferor and the Transferee, and the agreement of the Transferee in writing and otherwise in form and substance acceptable to the Board of Directors or such officer designated by the Board of Directors to:

(i)            be bound by the terms imposed upon such Transfer by the Board of Directors or such officer designated by the Board of Directors and by the terms of this Agreement; and

(ii)           assume all obligations of the Transferor under this Agreement relating to the Interest in the Company that is the subject of such Transfer;

(b)           The Board of Directors or such officer designated by the Board of Directors shall have been reasonably satisfied, including, at its option, having received an opinion of counsel to the Company reasonably acceptable to the Board of Directors or such officer, that:

(i)            so long as the Company is taxed as a partnership for Federal income tax purposes, the Transfer will not cause the Company to be treated as an association taxable as a corporation for Federal income tax purposes;

(ii)           so long as the Company is taxed as a partnership for Federal income tax purposes, the Transfer will not result in the termination of the Company for Federal income tax purposes;

(iii)          so long as the Company is taxed as a partnership for Federal income tax purpose, the Transfer will not cause the Company to be treated as a “publicly traded partnership” within the meaning of Code Section 7704;

(iv)          the Transfer will not violate the Securities Act of 1933, as amended, or any other applicable Federal, state or non-United States securities laws, rules or regulations;

(v)           the Transfer will not cause some or all of the assets of the Company to be “plan assets” or the investment activity of the Company to constitute “prohibited transactions” under ERISA or the Code;

(vi)          the Transfer complies with all applicable Gaming Laws and the Transferee shall have obtained all necessary Gaming Licenses; and

(vii)         the Transfer will not cause the Company to be an investment company required to be registered under the Investment Company Act of 1940, as amended.

Any waivers from the Board of Directors or such officer of the Company designated by the Board of Directors under this Section 9.3 shall be given or denied in the reasonable discretion of the Board of Directors or such officer.  The form and content of all documentation delivered to the Board of Directors or such officer of the Company designed by the Board of Directors under this Section 9.3 shall be subject to the approval of the Board of Directors or such officer, which approval may be granted or withheld in the reasonable discretion of the Board of Directors or such officer.

Section 9.4             Consequences of Transfers Generally.

(a)           In the event of any Transfer or Transfers permitted under this Article 9, the Transferor and the Interest in the Company that is the subject of such Transfer shall remain subject to this Agreement, and the Transferee shall hold such Interest in the Company subject to all unperformed obligations of the Transferor.  Any successor or Transferee hereunder shall be subject to and bound by this Agreement as if originally a party to this Agreement.

(b)           Unless a Transferee of a Member’s Interest becomes a Substituted Member, such Transferee shall have no right to obtain or require any information or account of Company transactions, or to inspect the Company’s books or to vote on Company matters. Such a Transfer shall, subject to the last sentence of Section 9.1, merely entitle the Transferee to receive the share of distributions, Net Income, Net Loss and items of income, gain, deduction and loss to which the Transferor otherwise would have been entitled. Each Member agrees that such Member will, upon request of the Board of Directors or such officer of the Company, execute such certificates or other documents and perform such acts as the Board of Directors or such officer deems appropriate after a Transfer of such Member’s Interest in the Company (whether or not the Transferee becomes a Substituted Member) to preserve the limited liability of the Members under the laws of the jurisdictions in which the Company is doing business.

(c)           The Transfer of a Member’s Interest in the Company and the admission of a Substituted Member shall not be cause for dissolution of the Company.

Section 9.5             Capital Account; Percentage Interest.  Any Transferee of a Member under this Article 9 shall, subject to the last sentence of Section 9.1, succeed to the portion of the Capital Account and Percentage Interest so Transferred to such Transferee.

Section 9.6             Additional Filings.  Upon the admission of a Substituted Member under Section 9.2, the Company shall cause to be executed, filed and recorded with the appropriate governmental agencies such documents (including amendments to this Agreement) as are required to accomplish such substitution.

ARTICLE 10.  RESIGNATION OF MEMBERS;
TERMINATION OF COMPANY; LIQUIDATION
AND DISTRIBUTION OF ASSETS

Section 10.1           Resignation of Members.  Except as otherwise specifically permitted in this Agreement, a Member may not resign, retire or withdraw from the Company unless approved by the Board of Directors. The Board of Directors shall reflect any such withdrawal by preparing an amendment to this Agreement, dated as of the date of such withdrawal, and the withdrawing Member (or such Member’s successors-in-interest) shall have none of the powers of a Member hereunder and shall only have such rights of an assignee of a limited liability company interest under the Act as are consistent with the other terms and provisions of this Agreement and with no other rights under this Agreement.  The Board of Directors may, in its sole discretion, cause the Company to distribute to the withdrawing Member the balance in its Capital Account on the date of withdrawal.  Upon the distribution to the withdrawing Member of the balance in its Capital Account, the withdrawing Member shall have no further rights with respect to the Company. Any Member resigning, retiring or withdrawing in contravention of this Section 10.1 shall indemnify, defend and hold harmless the Company, the Board of Directors and all other Members from and against any losses, expenses, judgments, fines, settlements or damages suffered or incurred by the Company or any such other Member arising out of or resulting from such resignation, retirement or withdrawal.

Section 10.2           Dissolution of Company.

(a)           The Company shall be dissolved, wound up and terminated as provided herein upon the first to occur of the following:

(i)            a decree of dissolution by the district court of the State of Nevada pursuant to Chapter 86.495 of the Act; or

(ii)           the determination of a Majority-in-Interest of the Members to dissolve the Company.

Except as expressly provided herein or as otherwise required by the Act, the Members shall have no power to dissolve the Company.

(b)           In the event of the dissolution of the Company for any reason, the Board of Directors, an officer of the Company designated by the Board of Directors or a liquidating agent or committee appointed by the Board of Directors shall act as a liquidating agent (the Board of Directors or such liquidating agent or committee, in such capacity, is hereinafter referred to as the “Liquidator”) and shall commence to wind up the affairs of the Company and to liquidate the Company assets. The Members shall continue to share all income, losses and distributions during the period of liquidation in accordance with Articles 4 and 5.  The Liquidator shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Company assets pursuant to such liquidation, giving due regard to the activity and condition of the relevant market and general financial and economic conditions.

(c)           The Liquidator shall have all of the rights and powers with respect to the assets and liabilities of the Company in connection with the liquidation and termination of the

Company that the Board of Directors would have with respect to the assets and liabilities of the Company during the term of the Company, and the Liquidator is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation and termination of the Company and the transfer of any Company assets.

(d)           Notwithstanding the foregoing, a Liquidator which is not a Member shall not be deemed a Member and shall not have any of the economic interests in the Company of a Member; and such Liquidator may be compensated for its services to the Company at normal, customary and competitive rates for its services to the Company, as reasonably determined by the Board of Directors.

Section 10.3           Distribution in Liquidation.  The Company’s assets shall be applied in the following order of priority:

(a)           first, to pay the costs and expenses of the winding up, liquidation and termination of the Company;

(b)           second, to creditors of the Company, in the order of priority provided by law, including fees, indemnification payments and reimbursements payable to the Members or their Affiliates, but not including those liabilities (other than liabilities to the Members for any expenses of the Company paid by the Members or their Affiliates, to the extent the Members are entitled to reimbursement hereunder) to the Members in their capacity as Members;

(c)           third, to establish reserves reasonably adequate to meet any and all contingent or unforeseen liabilities or obligations of the Company; provided, however, that at the expiration of such period of time as the Liquidator may deem advisable, the balance of such reserves remaining after the payment of such contingencies or liabilities shall be distributed as hereinafter provided; and

(d)           fourth, the remainder to the Members in accordance with their Capital Accounts.

If the Liquidator, in its sole discretion, determines that Company assets other than cash are to be distributed, then the Liquidator shall cause the Value of the assets not so liquidated to be determined (with any such determination normally made by the Board of Directors in accordance with the definition of “Value” being made instead by the Liquidator). Such assets shall be retained or distributed by the Liquidator as follows:

(i)            the Liquidator shall retain assets having a value, net of any liability related thereto, equal to the amount by which the cash net proceeds of liquidated assets are insufficient to satisfy the requirements of clauses (a), (b), and (c) of this Section 10.3; and

(ii)           the remaining assets shall be distributed to the Members in the manner specified in clause (d) of this Section 10.3.

If the Liquidator, in its sole discretion, deems it not feasible or desirable to distribute to each Member its allocable share of each asset, the Liquidator may allocate and distribute specific assets to one or more Members as the Liquidator shall reasonably determine to be fair and equitable, taking into consideration, inter alia, the Value of such assets and the tax consequences of the proposed distribution upon each of the Members (including both distributees and others, if any).  Any distributions-in-kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidator deems reasonable and equitable.

Section 10.4           Final Reports.  Within a reasonable time following the completion of the liquidation of the Company’s assets, the Liquidator shall deliver to each of the Members a statement which shall set forth the assets and liabilities of the Company as of the date of complete liquidation and each Member’s portion of distributions pursuant to Section 10.3.

Section 10.5           Rights of Members.  Each Member shall look solely to the Company’s assets for all distributions with respect to the Company and such Member’s Capital Contribution (including return thereof), and such Member’s share of profits or losses thereon, and shall have no recourse therefor (upon dissolution or otherwise) against any other Member or the Board of Directors.  No Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

Section 10.6           Deficit Restoration.  Notwithstanding any other provision of this Agreement to the contrary, upon liquidation of a Member’s Interest in the Company (whether or not in connection with a liquidation of the Company), no Member shall have any liability to restore any deficit in its Capital Account.  In addition, no allocation to any Member of any loss, whether attributable to depreciation or otherwise, shall create any asset of or obligation to the Company, even if such allocation reduces the Capital Account of any Member or creates or increases a deficit in such Capital Account; it is also the intent of the Members that no Member shall be obligated to pay any such amount to or for the account of the Company or any creditor of the Company.  No creditor of the Company is intended as a third-party beneficiary of this Agreement nor shall any such creditor have any rights hereunder.

Section 10.7           Termination.  The Company shall terminate when all property owned by the Company shall have been disposed of and the assets shall have been distributed as provided in Section 10.3 and Articles of Dissolution have been filed with the Secretary of State of the State of Nevada.

ARTICLE 11.  NOTICES AND VOTING

Section 11.1           Notices.  All notices, demands or requests required or permitted under this Agreement must be in writing, and shall be made by hand delivery, certified mail, overnight courier service, electronic mail or facsimile to the address, electronic mail address or facsimile number set forth in the records of the Company, and any party may designate a different address, electronic mail address or facsimile number by a notice similarly given to the Company.  Any such notice or communication shall be deemed given when delivered by hand, if delivered on a Business Day, the next Business Day after delivery by hand if delivered by hand on a day that is not a Business Day; four Business Days after being deposited in the United States mail, postage prepaid, return receipt requested, if mailed; on the next Business Day after being deposited for next day delivery with Federal Express or a similar overnight courier; when receipt is acknowledged, whether by facsimile confirmation or return electronic mail, if sent by facsimile or electronic mail on a Business Day; and the next Business Day following the day on which receipt is acknowledged whether by facsimile confirmation or return electronic mail, if sent by facsimile or electronic mail on a day that is not a Business Day.

Section 11.2           Voting.  Any action requiring the affirmative vote of Members under this Agreement, unless otherwise specified herein, may be taken by vote at a meeting or, in lieu thereof, by written consent of Members holding the requisite Percentage Interest or, where expressly required by this Agreement or by applicable law, by all of the Members.

ARTICLE 12.  AMENDMENT OF AGREEMENT

Section 12.1           Amendments.  Amendments to this Agreement which do not adversely affect the right of any Member in any material respect may be made by the Board of Directors without the consent of any Member if those amendments are:  (i) of an inconsequential nature (as reasonably determined by the Board of Directors); (ii) for the purpose of issuing additional units of membership interests or admitting Substituted Members or Additional Members as permitted by this Agreement; (iii) necessary to maintain the Company’s status as a partnership according to Section 7701(a)(2) of the Code that is not a “publicly traded partnership” pursuant to Section 7704 of the Code; (iv) necessary to preserve the validity of any and all allocations of income, gain, loss or deduction pursuant to Section 704(b) of the Code; (v) contemplated by this Agreement; (vi) for the purpose of admitting Profit Members as permitted by this Agreement; (vii) necessary to comply with applicable Gaming Laws; or (viii) necessary or appropriate in connection with a Corporate Conversion. Amendments to this Agreement other than those described in the foregoing sentence may be made only if approved by a Majority-in-Interest of the Members; provided, however, that, unless otherwise specifically contemplated by this Agreement, no amendment to this Agreement shall, without the prior consent of each Member disproportionately adversely affected thereby, disproportionately increase the liability of any Member, disproportionately decrease any Member’s interest in Net Income or items of income or gain and distributions or disproportionately increase any Member’s interest in Net Loss or items of deduction or loss.  The Company shall provide to each Member a copy of any amendment to this Agreement, which obligation shall be deemed to have been satisfied if the Company files such amendment with the Securities and Exchange Commission.

Section 12.2           Amendment of Articles.  In the event that this Agreement shall be amended pursuant to this Article 12, the Board of Directors shall amend the Articles to reflect such change if the Board of Directors deems such amendment of the Articles to be necessary or appropriate.

Section 12.3           Power of Attorney.  Each Member hereby irrevocably constitutes and appoints each of the officers of the Company and any such individual as may be designated by the Board of Directors as its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, acknowledge (including swearing to), verify, deliver, record and file, on its behalf, the following: (i) any amendment to this Agreement which complies with the provisions of Section 12.1 of this Agreement; and (ii) the Articles and any amendment thereof required because this Agreement is amended, including an amendment to effectuate any change in the membership of the Company or in the Capital Contributions of the

Members.  This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the officers of the Company and any such person designated by the Board of Directors and, as such: (i) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Company, such officers or such designee shall have had notice thereof; (ii) may be exercised for a Member by facsimile signature of any officers or such designee, after listing all of the Members, including such Member, by a single signature of such officers or such designee, acting as attorney-in-fact for all of them; and (iii) shall survive the delivery of an assignment by a Member of the whole or any portion of its Interest in the Company, except that where the assignee thereof has been approved by the Board of Directors for admission to the Company as a Substituted Member, this power-of-attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling any officer of the Company or any such designee of the Board of Directors to execute, acknowledge, and file any instrument necessary to effect such substitution.

ARTICLE 13.  MISCELLANEOUS

Section 13.1           Confidentiality.  Each party hereto agrees that, except with the prior written consent of the Board of Directors, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement or the relationship of the parties contemplated hereby; provided, however, that confidential information may be disclosed to a party’s directors, partners, officers, employees, advisors, financing sources or representatives (provided that (1) such directors, partners, officers, employees, advisors, financing sources or representatives of any party will be informed by such party of the confidential nature of such information and shall be directed by such party to keep such information confidential in accordance with the contents of this Agreement and (2) each party will be liable for any breaches of this Section 13.1 by any of its directors, partners, officers, employees, advisors, financing sources or representatives).  The confidentiality obligations of this Section 13.1 do not apply to any information, knowledge or data (i) which is publicly available or becomes publicly available through no act or omission of the party wishing to disclose the information, knowledge or data; or (ii) to the extent that it is required to be disclosed by any applicable law, regulation or legal process or by the rules of any stock exchange, regulatory body or governmental authority. The provisions of this Section 13.1 shall survive termination of this Agreement.

Section 13.2           Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.  It supersedes any prior agreement or understandings among them with respect to the subject matter hereof, and it may not be modified or amended in any manner other than as set forth herein.

Section 13.3           Governing Law.  This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the law of the State of Nevada.

Section 13.4           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

Section 13.5           Effect.  Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and permitted assigns.

Section 13.6           Captions.  Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

Section 13.7           Counterparts.  Each Member, by its acceptance of its membership interests of the Company, shall be deemed to be a party hereto.  This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signatures of the Members to one of such counterpart signature pages.  All of such counterpart signatures pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

Section 13.8           Waiver of Partition.  The Members hereby agree that the Company assets are not and will not be suitable for partition.  Accordingly, each of the Members hereby irrevocably waives any and all rights (if any) that such Member may have to maintain any action for partition of any of such assets.

Section 13.9           Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

Section 13.10         Gaming Suitability.

(a)           Mandatory Termination of Investment.

(i)            As the investment of each Member is subject to regulation by the Gaming Authorities, Members are subject to ongoing oversight in connection with their ownership of Units. The Company shall submit to the Gaming Authorities from time to time certain information regarding the Members to permit the Gaming Authorities to determine or confirm the Members’ suitability to own Units.  Such information may include the full name and other names used (oral or written), social security number, tax payer identification number, birth date, place of birth, jurisdiction of formation, citizenship and gender of each Member. Each Member hereby authorizes the Company to submit such information to, as well as other information requested by, the Gaming Authorities.

(ii)           If (x) any Member is required by any Gaming Authority to be found suitable and such Member does not apply for a finding of suitability within 30 days after the request if such Gaming Authority (an “Unsuitable Member”) or (y) any Gaming Authority determines that any Member is not suitable to continue to own Units (whether due to such Member’s failure to respond to a background investigation request or for any other reason) (also, an “Unsuitable Member”) and notifies the Company that such Unsuitable Member must be removed from its investment in Company (each of (x) and (y) a “Gaming Event”), (A) such Unsuitable Member, at the request of the Company, shall dispose of such Unsuitable Member’s interest within 30 days or such other period of time as is prescribed by the Gaming Authorities or (B) at the election of the Company, such Unsuitable Member’s interest shall be terminated and redeemed.

(iii)          Following the occurrence of a Gaming Event, the Company may deliver to such Unsuitable Member a written notification of such Gaming Event (“Notice”) stating (i) the election of the Company to terminate the Unsuitable Member’s Interest and to exercise its removal rights pursuant to this Section 13.10(a), and (ii) the effective date of the termination of the Unsuitable Member’s Interest and removal from the Company. Upon the receipt of any notification from a Gaming Authority that it is reviewing the suitability of a Member or considering requiring the removal of a Member, the Company shall promptly notify such Member and keep such Member appraised of such matter such that the Member can address such matter directly with such Gaming Authority.

(iv)          Beginning on the date when a Gaming Authority serves notice of a determination of unsuitability upon the Company, pursuant to Section 13.10(a)(ii)(y), the Company may and, to the extent required by the applicable Gaming Authority, shall prohibit the Unsuitable Member from: (A) receiving any share of the distribution of profits or cash or any other property of, or payments upon dissolution of, the Company, other than payments described in this Section 13.10(a)(iv); (B) exercising directly or through a trustee or nominee, any voting right conferred by such Member’s Interest; (C) participating in the management of the business and affairs of the Company; or (D) receiving remuneration in any form from the Company for services rendered or otherwise.  Following termination of its Interest and removal from the Company, the Unsuitable Member shall be entitled to receive in consideration for its Interest an amount equal to the fair value of its Interest as determined by the Board of Directors or such other amount as shall be prescribed by the applicable Gaming Authorities, such amount being payable, in the sole discretion of the Board of Directors and to the extent permitted by the applicable Gaming Authorities, either (i) in cash on a date that is no later than thirty (30) days after the determination of such fair value or (ii) in the form of a promissory note containing the terms set forth in Section 13.10(a)(v) (the “Promissory Note”).  In connection therewith, the Company shall be permitted to make such adjustments to the Unsuitable Member’s Capital Account as it deems equitable under the circumstances.

(v)           The Promissory Note shall bear interest at a rate equal to (a) the lesser of (1) the highest rate permitted by law or (2) the greater of (x) the rate the Company could obtain from a money market fund or (y) that rate necessary to avoid imputation of interest under any applicable provision of the Code, or (b) such other rate as shall be prescribed by the applicable Gaming Authorities.  The Promissory Note shall be due in full on (A) the earlier of (i) the dissolution and final termination of the Company or (ii) ten (10) years from issuance or (B) such other date as shall be prescribed by the applicable Gaming Authorities.  In the discretion of the Company, the Promissory Note may be prepaid in whole or in part at any time.

(vi)          Any removal of a Unsuitable Member and termination of the Unsuitable Member as provided in this Section shall occur promptly after the occurrence of a Gaming Event, subject to applicable Gaming Laws.

(b)           The election of an individual to serve as a manager, director or officer of the Company is subject to any qualifications or approvals required under any Gaming Laws. For purposes of this Agreement, an individual shall be qualified to serve as a manager or officer for so long as that individual is determined to be, and continues to be, licensed, qualified and found suitable by all Gaming Authorities having jurisdiction over the Company, or any manager or officer and under all applicable Gaming Laws.

Section 13.11         Certificates.

Units shall not be certified unless and until the Board of Directors determines that Units shall be represented by certificates issued by the Company, at which time the Company shall issue certificates representing Units that are signed by an authorized designee of the Company.  The face of each such certificate shall designate the number and type of Units represented thereby.

OPERATING AGREEMENT OF
HERBST GAMING, LLC

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

MEMBERS IDENTIFIED ON SCHEDULE A ARE
DEEMED TO BE PARTIES TO THIS AGREEMENT PURSUANT TO THE PLAN